UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2010
Date of Report (Date of earliest event reported)

AMERICAN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 2nd St. SW, Suite 700 Calgary, Alberta, Canada	T2P 2Y3
(Address of principal executive offices)	(Zip Code)

(403) 233-8484
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8.  OTHER EVENTS

Item 8.01     Other Events.

Update on Status of Proposed Merger Transaction with American Exploration Corporation

On May 5, 2010, American Exploration Corporation, a corporation organized under the laws of the State of Nevada (the "Company") issued a press release announcing that the Company and Mainland Resources Inc. ("Mainland Resources") have each completed, to their satisfaction, respective due diligence investigation of the other party's business and affairs within the thirty day due diligence period contemplated by the Merger Agreement and Plan of Merger dated March 22, 2010 (the "Merger Agreement").

In addition, each party has received a fairness opinion (each, a "Fairness Opinion") of its own independent financial advisor to the effect that, as of the date of the Merger Agreement, the merger is fair from a financial point of view to holders of such party's stockholders (subject to the assumptions, qualifications and limitations relating to such opinion). Each Fairness Opinion sets forth the procedures followed, the assumptions made, qualifications and limitations on the review undertaken, and various other matters, and will be annexed to the joint proxy statement/ prospectus that will be included in a Registration Statement on Form S-4 that Mainland Resources intends to file with the Securities and Exchange Commission to register the securities of Mainland Resources to be issued in exchange for securities of American Exploration.

If the merger is completed, Mainland Resources will be the surviving corporation, and will become vested with all of the Company’s assets and property.

Each Fairness Opinion will not constitute a recommendation as to how any stockholder should vote on the merger or any matter relevant to the Merger Agreement.

The Company's Board of Directors has adopted a resolution approving the merger on the terms and subject to the conditions of the Merger Agreement, and recommending the merger to the stockholders of the Company. Furthermore, the Special Committee of the Board of Directors of the Company has also adopted a resolution approving the merger on the terms and subject to the conditions of the Merger Agreement, and recommending the merger to the Company’s stockholders.

Under the terms of the Merger Agreement, the Company’s stockholders will receive one share of Mainland Resources common stock for every four shares of the Company’s common stock they own. The ratio (the "Exchange Ratio") which determines the number of shares of Mainland Resources common stock that are to be issued on completion of the merger for all of the shares of the Company’s common stock previously had been subject to adjustment by good faith negotiation between the parties if required, having regard to (a) the results of the due diligence investigations, and (b) the Fairness Opinions. The Exchange Ratio remains subject to reduction by the shares of the Company’ s common stock held by those stockholders, if any, who elect to exercise dissent rights under Nevada law.

The merger remains subject to various conditions, including: (i) the approval of the respective stockholders of each of the Company and Mainland Resources; (ii) the number of holders of the Company’s common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of the Company’s common stock; (iii) the number of holders of Mainland Resources common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of Mainland Resources common stock; and (iv) other customary conditions. In addition, each party's obligation to consummate the merger remains subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with Mainland Resources  announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary prospectus and related materials to register the securities of Mainland Resources to be issued in exchange for securities of the Company. The Registration Statement will incorporate a joint proxy statement/ prospectus (the “Proxy Statement/Prospectus”) that the Company and Mainland Resources plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger.  The Registration Statement and the Proxy Statement/Prospectus will contain important information about the Company, Mainland Resources, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by the Company and Mainland Resources, through the web site maintained by the SEC at www.sec.gov.  The Company’s security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Company.

Each of the Company and Mainland Resources, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1 Press Release dated May 5, 2010 of American Exploration Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMERICAN EXPLORATION CORPORATION
Date: May 11, 2010	/s/ STEVEN HARDING ___________________________________ Name: Steven Harding Title: President/Chief Executive Officer